                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                      )        Chapter 11
                                            )
DAILEY INTERNATIONAL INC.;                  )
DAILEY ENERGY SERVICES, INC.;               )
DAILEY INTERNATIONAL SALES CORP.;           )
COLOMBIA PETROLEUM SERVICES CORP.;          )
INTERNATIONAL PETROLEUM                     )        CASE NO. 99-
SERVICES, INC.; DAILEY ENVIRONMENTAL        )
REMEDIATION TECHNOLOGIES, INC.;             )
DAILEY WORLDWIDE SERVICES CORP.;            )
AIR DRILLING INTERNATIONAL, INC.; and       )
AIR DRILLING SERVICES, INC.,                )
                                            )
         Debtors.                           )        Jointly Administered



                  ---------------------------------------------

                      DEBTORS' JOINT PLAN OF REORGANIZATION

                  ---------------------------------------------



Dated: May 28, 1999

HAYNES AND BOONE, L.L.P.                      YOUNG, CONAWAY, STARGATT & TAYLOR
ROBERT D. ALBERGOTTI                          LAURA DAVIS JONES (NO. 2436)
STEPHEN M. PEZANOSKY                                   MICHAEL NESTOR (NO. 3526)
SUITE 3100                                    11TH FLOOR, RODNEY SQUARE NORTH
901 MAIN STREET                               P. O. BOX 391
DALLAS, TEXAS 75201-3714                      WILMINGTON, DELAWARE 19899-0391
TELEPHONE: (214) 651-5000                     TELEPHONE: (302) 571-6600
TELECOPY:   (214) 651-5940                    TELECOPY:   (302) 571-1253

        PROPOSED CO-COUNSEL TO THE DEBTORS AND THE DEBTORS-IN-POSSESSION



DEBTORS' JOINT PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                      DEBTORS' JOINT PLAN OF REORGANIZATION

                                                                                                 PAGE NO.
DEBTORS' JOINT PLAN OF REORGANIZATION..............................................................Page 1

ARTICLE I  ........................................................................................Page 2

         DEFINITIONS...............................................................................Page 2

ARTICLE II  ......................................................................................Page 10

         DESIGNATION OF CLAIMS AND INTERESTS  ....................................................Page 10

ARTICLE III  .....................................................................................Page 12

         TREATMENT OF UNCLASSIFIED CLAIMS.........................................................Page 12

         3.1      Administrative Claims...........................................................Page 12

                  a.       General................................................................Page 12
                  b.       Payment of Statutory Fees..............................................Page 13
                  c.       Bar Date for Administrative Claims.....................................Page 13

                           i.       General Provisions............................................Page 13
                           ii.      Professionals.................................................Page 13
                           iii.     Ordinary Course Liabilities...................................Page 13
                           iv.      Assumed Contractual Employee Claims...........................Page 14
                           v.       Claims of Employees, Officers, and Directors
                 Under Company Policies and Employment Contracts
                                    Other Than Change in Control Contracts........................Page 14
                           vi.      Post-Petition Tax Claims......................................Page 14

         3.2      Treatment of Pre-Petition Priority Tax Claims...................................Page 14

ARTICLE IV  ......................................................................................Page 15

         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS
         AND INTERESTS  ..........................................................................Page 15

         4.1      Class 1A:  Secured Claims against Dailey International  ........................Page 15

         4.2      Class 1B:  Secured Claims against DES  .........................................Page 15

         4.3      Class 1C:  Secured Claims against DIS  .........................................Page 16

         4.4      Class 1D:  Secured Claims against CPS  .........................................Page 16


DEBTORS' JOINT PLAN OF REORGANIZATION

         4.5      Class 1E:  Secured Claims against IPS  .........................................Page 17

         4.6      Class 1F:  Secured Claims against DERT  ........................................Page 17

         4.7      Class 1G:  Secured Claims against DWS  .........................................Page 17

         4.8      Class 1H:  Secured Claims against ADI  .........................................Page 18

         4.9      Class 1I:  Secured Claims against ADS  .........................................Page 18

         4.10     Class 2:   Priority Claims (Other than Unclassified Claims)  ...................Page 19

         4.11     Class 3:   Unsecured Claims of Holders of Senior Notes  ........................Page 19

         4.12     Class 4A:  General Unsecured Claims against Dailey International  ..............Page 19

         4.13     Class 4B:  General Unsecured Claims against DES  ...............................Page 20

         4.14     Class 4C:  General Unsecured Claims against DIS  ...............................Page 20

         4.15     Class 4D:  General Unsecured Claims against CPS  ...............................Page 20

         4.16     Class 4E:  General Unsecured Claims against IPS  ...............................Page 21

         4.17     Class 4F:  General Unsecured Claims against DERT  ..............................Page 21

         4.18     Class 4G:  General Unsecured Claims against DWS  ...............................Page 21

         4.19     Class 4H:  General Unsecured Claims against ADI  ...............................Page 22

         4.20     Class 4I:  General Unsecured Claims against ADS  ...............................Page 22

         4.21     Class 5:   Old DII Class A Common Stock and
                  Old DII Class B Common Stock  ..................................................Page 22

         4.22     Class 6A:  DES Common Stock  ...................................................Page 23

         4.23     Class 6B:  DIS Common Stock  ...................................................Page 23

         4.24     Class 6C:  CPS Common Stock  ...................................................Page 23

         4.25     Class 6D:  IPS Common Stock  ...................................................Page 23

         4.26     Class 6E:  DERT Common Stock  ..................................................Page 23

         4.27     Class 6F:  DWS Common Stock  ...................................................Page 24

         4.28     Class 6G:  ADI Common Stock  ...................................................Page 24

         4.29     Class 6H:  ADS Common Stock  ...................................................Page 24

DEBTORS' JOINT PLAN OF REORGANIZATION

         4.30     Class 7:   Other Equity Interests  .............................................Page 24

         4.31     Class 8:  Intercompany Claims...................................................Page 25

ARTICLE V  .......................................................................................Page 25

         ACCEPTANCE OR REJECTION OF THE PLAN  ....................................................Page 25

         5.1      Voting Classes..................................................................Page 25

         5.2      Presumed Acceptance of Plan.....................................................Page 25

         5.3      Presumed Rejection of Plan......................................................Page 25

ARTICLE VI........................................................................................Page 25

         FUNDING AND METHODS OF DISTRIBUTION AND  PROVISIONS
         FOR TREATMENT OF DISPUTED CLAIMS  .......................................................Page 25

         6.1      Funding of Distributions Under the Plan.........................................Page 25

         6.2      Distribution Procedures.........................................................Page 25

         6.3      Distributions to Holders of Allowed Administrative Expense Claims,
                  Pre-Petition Tax Claims and Class 2 Priority Claims.............................Page 26

         6.4      Distributions to Holders of Allowed Secured Claims..............................Page 26

         6.5      Distributions to Holders of Allowed General Unsecured Claims....................Page 26

ARTICLE VII  .....................................................................................Page 26

         MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN  ......................................Page 26

         7.1      Cash Distributions..............................................................Page 26

         7.2      Distribution of Weatherford Consideration.......................................Page 26

                  a.       Distribution of Weatherford - Senior Note Holder Consideration.........Page 26
                  b.       Distribution of Weatherford - Old DII Equity Consideration.............Page 26

         7.3      Surrender and Cancellation of Old Securities....................................Page 27

                  a.       Surrender of Senior Notes..............................................Page 27
                  b.       Surrender of Old Common Stock..........................................Page 27
                  c.       Surrender of Class 7 Interests.........................................Page 27

         7.4      Ballot Record Date; Distribution Date...........................................Page 28

DEBTORS' JOINT PLAN OF REORGANIZATION

         7.5      Disputed Claims.................................................................Page 28

         7.6      Manner of Payment Under the Plan................................................Page 28

         7.7      Delivery of Distributions and Undeliverable or Unclaimed Distributions..........Page 28

                  a.       Delivery of Distributions in General...................................Page 28
                  b.       Undeliverable Distributions............................................Page 29

                           i.  Holding and Investment of Undeliverable Property  .................Page 29
                           ii. Distribution of Undeliverable Property After it Becomes
                                  Deliverable and Failure to Claim Undeliverable Property.........Page 29

                  c.       Failure to Present Checks..............................................Page 29

         7.8      Compliance with Tax Requirements................................................Page 30

         7.9      Setoffs.........................................................................Page 30

         7.10     Fractional Interests............................................................Page 30

ARTICLE VIII  ....................................................................................Page 30

         TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES  ..................................Page 30

         8.1      Assumption of All Executory Contracts and Leases Not Rejected...................Page 30

         8.2      Cure Payments...................................................................Page 31

         8.3      Bar Date for Filing of Rejection Claims.........................................Page 31

         8.4      Change in Control Contracts.....................................................Page 31

ARTICLE IX  ......................................................................................Page 31

         MODIFICATION OF LAWRENCE LEASES  ........................................................Page 31

         9.1      Assumption of Lawrence Leases...................................................Page 31

         9.2      Lawrence/Dailey Lease Modification Agreements...................................Page 32

ARTICLE X  .......................................................................................Page 32

         MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN  .....................................Page 32

         10.1     Consummation of the Acquisition Agreement.......................................Page 32

         10.2     Cancellation of Old Securities..................................................Page 32

         10.3     Reorganized Dailey International Common Stock...................................Page 32


DEBTORS' JOINT PLAN OF REORGANIZATION

         10.4     Registration Exemption for Weatherford Common Stock.............................Page 32

         10.5     Charter and By-Laws.............................................................Page 32

         10.6     Corporate Action................................................................Page 32

         10.7     Removal of Officers and Directors...............................................Page 33

         10.8     Responsibilities of Reorganized Debtors.........................................Page 33

         10.9     Preservation of Rights of Action................................................Page 33

         10.10    Objections to Claims............................................................Page 33

                  a.       Prior to the Effective Date............................................Page 33
                  b.       From and After the Effective Date......................................Page 33

         10.11    Releases........................................................................Page 34

         10.12    Retiree Benefits................................................................Page 35

         10.13    Exemption from Stamp and Similar Taxes..........................................Page 35

ARTICLE XI  ......................................................................................Page 35

         CONDITIONS TO EFFECTIVENESS OF THE PLAN  ................................................Page 35

         11.1     Conditions to Effectiveness.....................................................Page 35

         11.2     Waiver of Conditions............................................................Page 37

         11.3     No Requirement of Final Order...................................................Page 37

ARTICLE XII  .....................................................................................Page 37

         EFFECTS OF PLAN CONFIRMATION  ...........................................................Page 37

         12.1     Discharge of Debtors and Reorganized Debtors and Injunction.....................Page 37

         12.2     Revesting.......................................................................Page 38

         12.3     No Liability for Solicitation or Participation..................................Page 38

         12.4     Limitation of Liability.........................................................Page 38

         12.5     Other Documents and Actions.....................................................Page 39

         12.6     Post-Consummation Effect of Evidences of Claims or Interests....................Page 39


DEBTORS' JOINT PLAN OF REORGANIZATION

         12.7     Term of Injunctions or Stays....................................................Page 39

ARTICLE XIII  ....................................................................................Page 39

         CONFIRMABILITY OF PLAN AND CRAMDOWN  ....................................................Page 39

ARTICLE XIV  .....................................................................................Page 39

         RETENTION OF JURISDICTION  ..............................................................Page 39

         14.1     Retained Jurisdiction...........................................................Page 39

         14.2     Abstention......................................................................Page 41

ARTICLE XV  ......................................................................................Page 41

         MISCELLANEOUS PROVISIONS  ...............................................................Page 41

         15.1     Fractional Dollars..............................................................Page 41

         15.2     Modification of Plan............................................................Page 41

         15.3     Withdrawal of Plan..............................................................Page 41

         15.4     Governing Law...................................................................Page 41

         15.5     Time............................................................................Page 42

         15.6     Payment Dates...................................................................Page 42

         15.7     Headings........................................................................Page 42

         15.8     Successors and Assigns..........................................................Page 42

         15.9     Severability of Plan Provisions.................................................Page 42

         15.10    No Admissions...................................................................Page 42


DEBTORS' JOINT PLAN OF REORGANIZATION

                                INDEX TO EXHIBITS

EXHIBIT 1:  ACQUISITION AGREEMENT

EXHIBIT 2:  AMENDED CERTIFICATE OF INCORPORATION OF DAILEY
            INTERNATIONAL INC.

EXHIBIT 3:  LAWRENCE / DAILEY LEASE MODIFICATION AGREEMENTS

EXHIBIT 4:  DISBURSING AGREEMENT






DEBTORS' JOINT PLAN OF REORGANIZATION

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                      )        Chapter 11
                                            )
DAILEY INTERNATIONAL INC.;                  )
DAILEY ENERGY SERVICES, INC.;               )
DAILEY INTERNATIONAL SALES CORP.;           )
COLOMBIA PETROLEUM SERVICES CORP.;          )
INTERNATIONAL PETROLEUM                     )        CASE NO. 99-
SERVICES, INC.; DAILEY ENVIRONMENTAL        )
REMEDIATION TECHNOLOGIES, INC.;             )
DAILEY WORLDWIDE SERVICES CORP.;            )
AIR DRILLING INTERNATIONAL, INC.; and       )
AIR DRILLING SERVICES, INC.,                )
                                            )
         Debtors.                           )        Jointly Administered


                      DEBTORS' JOINT PLAN OF REORGANIZATION

         Dailey Energy Services, Inc. ("DES"); Dailey International Sales Corp. ("DIS"); Colombia Petroleum Services Corp. ("CPS"); International Petroleum Services, Inc. ("IPS"); Dailey Environmental Remediation Technologies, Inc. ("DERT"); Dailey Worldwide Services Corp. ("DWS"); Air Drilling International, Inc. ("ADI"); Air Drilling Services, Inc. ("ADS") (collectively, the "Debtor Subsidiaries"); and Dailey International Inc. ("Dailey International" and, together with the Debtor Subsidiaries, the "Debtors") as debtors and debtors-in-possession, propose this Joint Plan of Reorganization (the "Plan") pursuant to section 1121(a) of Title 11 of the United States Code for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' Disclosure Statement (the "Disclosure Statement") for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of this Plan and certain related matters.

         All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. No materials, other than the Disclosure



DEBTORS' JOINT PLAN OF REORGANIZATION                                     Page 1

Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of this Plan.


                                    ARTICLE I

                                   DEFINITIONS

         Rules of Interpretation. As used herein, the following terms have the respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.

         1.1 "Acquisition Agreement" means the Acquisition Agreement by and among the Debtors and Weatherford, a true and correct copy of which is attached to the Plan as Exhibit "1".

         1.2 "Administrative Claim" means a Claim for costs and expenses of administration allowed under section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation:
(a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or payments for goods and services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; (c) all fees and charges assessed against the Estates under 28 U.S.C. Section 193; and
(d) all fees and expenses incurred by the Indenture Trustee that are payable by Dailey International to the Indenture Trustee pursuant to the terms of the Indenture.

         1.3 "Affiliate" means (a) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities
(i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (b) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote.

         1.4 "Allowed" means, with respect to any Claim, proof of which has been properly Filed or, if no proof of claim was so Filed, which was or hereafter is listed on the Schedules as liquidated in


DEBTORS' JOINT PLAN OF REORGANIZATION                                     Page 2
amount and not disputed or contingent, and, in either case, a Claim as to which no objection to the allowance thereof, or motion to estimate for purposes of allowance, shall have been Filed on or before any applicable period of limitation that may be fixed by the Bankruptcy Code, the Bankruptcy Rules and/or the Bankruptcy Court, or as to which any objection, or any motion to estimate for purposes of allowance, shall have been so Filed, to the extent allowed by a Final Order.

         1.5 "Allowed Claim" means that portion of a Claim, as that term is defined in section 101(5) of the Code, other than an Administrative Claim or a Disputed Claim against the Debtors, to the extent that (i) a proof of Claim has been timely Filed, or (ii) which has or may hereafter be scheduled by the Debtors as liquidated in an amount and undisputed or not contingent, or (iii) a Claim to which neither the Debtors nor a party-in-interest have Filed an objection; and, in any case, a Claim as to which all orders or judgments (if any) allowing such claim in whole or in part are no longer appealable or are otherwise final because all appellate or review remedies have been exhausted.

         1.6 "Allowed Secured Claim" means an Allowed Claim, or that portion thereof, of any Person who holds a Claim secured by a lien or security interest, as those terms are defined in section 101 of the Code, which Claim has been properly perfected as required by law and determined in accordance with section 506 of the Bankruptcy Code with respect to properties owned by the Debtors. Such Allowed Secured Claim is secured only to the extent of the value of the Debtors' property which the Court finds is subject to a valid security interest of the creditor enforceable against property of the Estates.

         1.7 "Amended Certificate of Incorporation" means the restated certificate of incorporation of Dailey International, as amended by the certificate of amendment, substantially in the form attached to the Plan as Exhibit "2".

         1.8 "Ballots" means the written Ballots for acceptance or rejection of the Plan.

         1.9 "Ballot Record Date" means __________, 1999.

         1.10 "Ballot Return Date" means 5:00 p.m. Eastern Daylight Time on _________________, 1999, unless and to the extent such date is extended by the Debtors in accordance with the Disclosure Statement.

         1.11 "Bankruptcy Code" or "Code" means Title 11 of the United States Code as now in effect or hereafter amended.

         1.12 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, which presides over this proceeding, or if necessary, the United States District Court for said District having original jurisdiction over this case.

         1.13 "Bankruptcy Rules" means, collectively (a) the Federal Rules of Bankruptcy Procedure, and (b) the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Case.

         1.14 "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).



DEBTORS' JOINT PLAN OF REORGANIZATION                                     Page 3

         1.15 "Cash" means cash, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issued by banks, and commercial paper of any Person, including interests accrued or earned thereon, or a check from a Reorganized Debtor.

         1.16 "Change in Control Contract" means each of the employment agreements existing and in effect as of the Petition Date between Dailey International and Warren Avery, John Beard, Dwight Goolsbay, James D. Lawrence, Martin Lyons, William D. Sutton and Michael A. Torres, each of which contains a provision whereby the affected employee, officer or director may have certain severance payment rights upon a change in control of Dailey International.

         1.17 "Claim" means any right to payment from the Debtors arising before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

         1.18 "Class" means one of the classes of Claims or Interests defined in
Article III hereof.

         1.19 "Class 1 Claims" means, collectively, all Claims in Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H and 1I.

         1.20 "Class 4 Claims" means, collectively, all Claims in Classes 4A, 4B, 4C, 4D, 4E, 4F, 4G, 4H and 4I.

         1.21 "Company" means Dailey International Inc., a Delaware Corporation, and all of its Affiliates.

         1.22 "Confirmation" means the entry of a Confirmation Order confirming this Plan at or after a hearing pursuant to section 1129 of the Bankruptcy Code.

         1.23 "Confirmation Date" means the date the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

         1.24 "Confirmation Order" means the order entered by the Bankruptcy Court determining that this Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation pursuant to section 1129 of the Bankruptcy Code.

         1.25 "Creditors' Committee" collectively means any Official Committee of Unsecured Creditors appointed in the Reorganization Case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code, as constituted by the addition or removal of members from time to time.

         1.26 "Cure Payment" means any payment required to be made by a Debtor to cure an existing monetary default under an executory contract or unexpired lease in order to assume such contract or lease pursuant to section 365(b) of the Bankruptcy Code.



DEBTORS' JOINT PLAN OF REORGANIZATION                                     Page 4

         1.27 "Debtors" means Dailey International Inc., Dailey Energy Services, Inc., Dailey International Sales Corp., Colombia Petroleum Services Corp., International Petroleum Services, Inc., Dailey Environmental Remediation Technologies, Inc., Dailey Worldwide Services Corp., Air Drilling International, Inc., and Air Drilling Services, Inc.

         1.28 "Disbursing Agent" means the agent appointed to disburse the Weatherford - Old DII Equity Consideration pursuant to the Disbursing Agreement.

         1.29 "Disbursing Agreement" means the agreement by and among Dailey International, Weatherford and the Disbursing Agent dated May , 1999, a true and correct copy of which is attached hereto as Exhibit "4".

         1.30 "Disclosure Statement" means the Disclosure Statement Filed by the Debtors as approved by the Bankruptcy Court for submission to the Creditors, Interest holders, and parties-in-interest of the Debtors, as amended or supplemented from time to time.

         1.31 "Disputed Claim" means a Claim as to which a proof of claim has been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn and which has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of this Plan, a Claim shall be considered a Disputed Claim to the extent that: (i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim listed by the Debtors in their respective Schedules to the extent of such excess; (ii) any corresponding Claim listed by the Debtors in their respective Schedules has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been listed by the Debtors in their respective Schedules.

         1.32 "Distributions" means the properties or interests in property to be paid or distributed hereunder to the holders of Allowed Claims or Interests.

         1.33 "Docket" means the docket in the Reorganization Case maintained by the Clerk.

         1.34 "Effective Confirmation Order" means the Confirmation Order rendered by the Bankruptcy Court or other court of competent jurisdiction that has been entered on the docket and (unless otherwise ordered by such court) as to which (i) both (a) the time to seek reconsideration, rehearing, or new trial by the rendering court (hereinafter, a "Post-Trial Motion"), and (b) the time (including time resulting from a timely filed motion under Rule 8002(c) under the Federal Rules of Bankruptcy Procedure) to appeal or to seek a petition for review or certiorari (hereinafter, an "Appellate Court Review"), has expired (without regard to whether time to seek relief of a judgment under Rule 60(b) of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure has expired); and (ii) either (a) no Post-Trial Motion or request for Appellate Court Review is pending, or (b) a Post-Trial Motion or a request for Appellate Court Review is pending but the subject order of judgment has not been stayed, amended, modified or reversed by a court of competent jurisdiction or, if stayed, such stay has been vacated or is no longer in effect. Without limiting the foregoing, the pendency of, or request for, a Post-Trial Motion or an Appellate Court Review shall not prevent an order from becoming final and being implemented, absent the entry of a stay by a court of competent jurisdiction and the continuation thereof.



DEBTORS' JOINT PLAN OF REORGANIZATION                                     Page 5

         1.35 "Effective Date" means the date on which all of the conditions required in Article XI have occurred, except as expressly waived in writing by the Debtors, the Creditors' Committee and Weatherford.

         1.36 "Estates" means the estates created in the Reorganization Case under section 541 of the Bankruptcy Code.

         1.37 "Estimated Claim" means a Claim, the allowed amount of which has been or is to be estimated by the Court under section 502(c) of the Code.

         1.38 "Executory Contract" means any unexpired lease and/or executory contract as set forth in section 365 of the Code.

         1.39 "Fair Market Value", when used in reference to Weatherford Common Stock issued as Weatherford Consideration only, means the average of the closing sale price of Weatherford Common Stock as traded on the New York Stock Exchange for the ten (10) trading days immediately preceding the Effective Date.

         1.40 "File" or "Filed" means filed with the Bankruptcy Court in the Reorganization Case.

         1.41 "Final Order" means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction as entered on the Docket in the Reorganization Case, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (ii) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         1.42 "Impaired" means that a class of claims or interests is impaired because the Plan alters the legal, equitable or contractual rights of a Claim or Interest holder within the meaning of 11 U.S.C. ss. 1124.

         1.43 "Indenture" means the Indenture, dated as of February 13, 1998, between the Debtors and U.S. Trust Company of Texas, N.A., as Trustee, relating to the Senior Notes.

         1.44 "Indenture Trustee" means U.S. Trust Company of Texas, N.A., as Trustee, under the Indenture.

         1.45 "Interest" means the rights of the owners and/or holders of outstanding share or shares of the Debtor's Common Stock with respect of such Interest as of the date immediately preceding the Petition Date.

         1.46 "Lawrence International" means Lawrence International, Inc., a Delaware corporation.

         1.47 "Lawrence Leases" means those certain non-residential real property leases between Lawrence International and Dailey International covering real property located in Conroe, Texas, as more fully described in the Lawrence/Dailey Lease Modification Agreements.


DEBTORS' JOINT PLAN OF REORGANIZATION                                     Page 6

         1.48 "Lawrence/Dailey Lease Modification Agreements" means those certain agreements between Lawrence International and Reorganized Dailey International concerning a restructuring of the Lawrence Leases, a true and correct copy of which is attached hereto as Exhibit "3".

         1.49 "Old Common Stock" means the Old DII Class A Common Stock and the Old DII Class B Common Stock.

         1.50 "Old DII Stock Holder" means the beneficial owner (and/or agent, advisor, affiliate, manager or other authorized representative of such beneficial owner), as of the Effective Date, of Old Common Stock.

         1.51 "Old DII Class A Common Stock" means the Class A Common Stock of Dailey International prior to the Effective Date.

         1.52 "Old DII Class B Common Stock" means the Class B Common Stock of Dailey International prior to the Effective Date.

         1.53 "Old Securities" means the Senior Notes and the Old Common Stock.

         1.54 "Old Securities Holders" means, individually and collectively, Old Common Stock Holders and Senior Note Holders.

         1.55 "Order" means an order or judgment of the Bankruptcy Court as entered on the Docket.

         1.56 "Person" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, indenture trustee, government or any political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders, or any other entity.

         1.57 "Petition Date" means May 28, 1999, the date on which Debtors filed their voluntary Chapter 11 petitions.

         1.58 "Plan" means this Joint Plan of Reorganization in its present form, or as amended, modified, and/or supplemented from time to time in accordance with the Bankruptcy Code, by agreement of all affected parties, or by order of the Bankruptcy Court, as the case may be.

         1.59 "Plan Supplement" means the supplement to this Plan that will be Filed by the Debtors on or before ten (10) days prior to the hearing to consider Confirmation of the Plan, which will include a list of executory contracts and unexpired leases that the Debtors intend to reject under the Plan.

         1.60 "Priority Claim" means all Claims entitled to priority under 11 U.S.C. Section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Tax Claim.

         1.61 "Professional" means any professional or other entity employed pursuant to sections 327 or 1103 of the Bankruptcy Code.


DEBTORS' JOINT PLAN OF REORGANIZATION                                     Page 7

         1.62 "Pro Rata" means proportionately, based on the percentage that the distribution made on account of a particular Allowed Claim or Interest bears to the distributions made on account of all Allowed Claims or Interests of the Class in which the Allowed Claim or Interests is included.

         1.63 "Rejection Claim" means a Claim resulting from the rejection of a lease or executory contract by a Debtor pursuant to section 365(g) of the Bankruptcy Code.

         1.64 "Reorganization Case" means, collectively, the Debtors' cases under Chapter 11 of the Bankruptcy Code that were commenced on the Petition Date.

         1.65 "Reorganized ADI" means ADI as it shall exist after the Effective Date of this Plan.

         1.66 "Reorganized ADS" means ADS as it shall exist after the Effective Date of this Plan.

         1.67 "Reorganized CPS" means CPS as it shall exist after the Effective Date of this Plan.

         1.68 "Reorganized Dailey International" means Dailey International as it shall exist after the Effective Date of this Plan.

         1.69 "Reorganized Debtors" means any or all of Reorganized Dailey International, Reorganized DES, Reorganized DIS, Reorganized DWS, Reorganized DERT, Reorganized IPS, Reorganized CPS, Reorganized ADI and Reorganized ADS.

         1.70 "Reorganized DERT" means DERT as it shall exist after the Effective Date of this Plan.

         1.71 "Reorganized DES" means DES as it shall exist after the Effective Date of this Plan.

         1.72 "Reorganized DIS" means DIS as it shall exist after the Effective Date of this Plan.

         1.73 "Reorganized DWS" means DWS as it shall exist after the Effective Date of this Plan.

         1.74 "Reorganized IPS" means IPS as it shall exist after the Effective Date of this Plan.

         1.75 "Schedules" means the Schedules of Assets and Liabilities, Statement of Financial Affairs and Statement of Executory Contracts that may be filed by the Debtors with the Bankruptcy Court, as amended or supplemented on or before the Confirmation Date, listing the liabilities and assets of the Debtors.

         1.76 "Secured Claim" means any Claim that is secured by a lien (as defined in 11 U.S.C. Section 101(37)) on property in which the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

         1.77 "Security Agreement" means the documentation that creates or provides for a security interest (as defined in 11 U.S.C. Section 101(51)).


DEBTORS' JOINT PLAN OF REORGANIZATION                                     Page 8

         1.78 "Senior Notes" means the 9 1/2% Senior Notes due 2008 issued by Dailey International.

         1.79 "Senior Note Guaranties" means any and all guaranty obligations of the Debtor Subsidiaries in connection with the Senior Notes.

         1.80 "Senior Note Holder" means the beneficial owner (and/or agent, advisor, affiliate, manager or other authorized representative(s) of such beneficial owner), as of the Effective Date, of a Senior Note.

         1.81 "Severance Claim" means any Claim arising after the Petition Date that is held by an employee, officer or director of the Debtors (i) under an employment agreement with a Debtor, other than a Change of Control Contract, or under a Debtor's severance policy, which Claim is based upon the termination of such person's employment (a) on or before the Effective Date at the request of Weatherford or (b) within 30 days after the Effective Date by a Reorganized Debtor and (ii) based upon any Debtor's retention policy (e.g., employee stay bonuses).

         1.82 "Tax Claim" means either (a) an Allowed Unsecured Claim of a governmental entity as provided by section 507(a)(8) of the Code, or (b) an Allowed Claim of a governmental entity secured by a lien on property of the Debtors under applicable state law.

         1.83 "Technology Agreement" means the Technology Transfer Agreement dated May 18, 1999, among Dailey International, Weatherford, Robert A. Evans and Evans Engineering & Manufacturing, Inc., and all other agreements and instruments contemplated to be executed and delivered by such agreement.

         1.84 "Unsecured Claim" means any Claim that is not an Administrative Claim, Tax Claim or Secured Claim, and includes, but is not limited to, any claim arising as a result of a Debtor's execution of a guaranty agreement, promissory note, negotiable instrument, or other similar written instrument, whether as maker, endorser, guarantor, or otherwise.

         1.85 "Weatherford" means Weatherford International, Inc., a Delaware corporation.

         1.86 "Weatherford Common Stock" means the common stock of Weatherford, as registered pursuant to section 12(b) of the Securities Exchange Act of 1934 and as traded on the New York Stock Exchange, which shall be issued and distributed to certain holders of Claims and Interests under the terms of this Plan.

         1.87 "Weatherford Consideration" means the Weatherford - Senior Note Holder Consideration, together with the Weatherford - Old DII Equity Consideration.

         1.88 "Weatherford - Old DII Equity Consideration" means shares of Weatherford Common Stock having an aggregate Fair Market Value equal to $10 million.

         1.89 "Weatherford - Senior Note Holder Consideration" means shares of Weatherford Common Stock having an aggregate Fair Market Value equal to $185 million.


DEBTORS' JOINT PLAN OF REORGANIZATION                                     Page 9

                                   ARTICLE II

                                 DESIGNATION OF
                              CLAIMS AND INTERESTS

         2.1 The following is a designation of the classes of Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims described in Article III of the Plan have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date. A Claim or Interest that is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.

CLASS                                                         STATUS
-----                                                         ------
SECURED CLAIMS

Class 1A:     Secured Claims against                          Unimpaired - Not entitled to vote
              Dailey International

Class 1B:     Secured Claims against DES                      Unimpaired - Not entitled to vote

Class 1C:     Secured Claims against DIS                      Unimpaired - Not entitled to vote

Class 1D:     Secured Claims against CPS                      Unimpaired - Not entitled to vote

Class 1E:     Secured Claims against IPS                      Unimpaired - Not entitled to vote

Class 1F:     Secured Claims against DERT                     Unimpaired - Not entitled to vote

Class 1G:     Secured Claims against DWS                      Unimpaired - Not entitled to vote

Class 1H:     Secured Claims against ADI                      Unimpaired - Not entitled to vote

Class 1I:     Secured Claims against ADS                      Unimpaired - Not entitled to vote

UNSECURED CLAIMS

Class 2:      Priority Claims                                 Unimpaired - Not entitled to vote
              (Other than Unclassified Priority Claims)

Class 3:      Unsecured Claims of Senior Note Holders         Impaired - Entitled to vote


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 10

Class 4A:     General Unsecured Claims Against                Unimpaired - Not entitled to vote
              Dailey International

Class 4B:     General Unsecured Claims Against DES            Unimpaired - Not entitled to vote

Class 4C:     General Unsecured Claims Against DIS            Unimpaired - Not entitled to vote

Class 4D:     General Unsecured Claims Against CPS            Unimpaired - Not entitled to vote

Class 4E:     General Unsecured Claims Against IPS            Unimpaired - Not entitled to vote

Class 4F:     General Unsecured Claims Against DERT           Unimpaired - Not entitled to vote

Class 4G:     General Unsecured Claims Against DWS            Unimpaired - Not entitled to vote

Class 4H:     General Unsecured Claims Against ADI            Unimpaired - Not entitled to vote

Class 4I:     General Unsecured Claims Against ADS            Unimpaired - Not entitled to vote

INTERESTS

Class 5:      Old DII Class A Common Stock and                Impaired - Deemed to reject
              Old DII Class B Common Stock
              (excludes any option, warrant, conversion
              or other right to convert or obtain equity
              securities of Dailey International)

Class 6A:     DES Common Stock                                Unimpaired - Not entitled to vote

Class 6B:     DIS Common Stock                                Unimpaired - Not entitled to vote

Class 6C:     CPS Common Stock                                Unimpaired - Not entitled to vote

Class 6D:     IPS Common Stock                                Unimpaired - Not entitled to vote

Class 6E:     DERT Common Stock                               Unimpaired - Not entitled to vote

Class 6F:     DWS Common Stock                                Unimpaired - Not entitled to vote

Class 6G:     ADI Common Stock                                Unimpaired - Not entitled to vote

Class 6H:     ADS Common Stock                                Unimpaired - Not entitled to vote

Class 7:      All other Equity Securities of the Debtors      Impaired - Deemed to reject
              (includes any option, warrant, conversion
              or other right to convert or obtain equity


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 11

              securities of Dailey International)

Class 8:      Intercompany Claims                             Unimpaired - Not entitled to vote


                                   ARTICLE III

                        TREATMENT OF UNCLASSIFIED CLAIMS

         3.1      ADMINISTRATIVE CLAIMS

                  A. GENERAL. Subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the date on which such Claim becomes an Allowed Administrative Claim and (c) such other date as is mutually agreed upon by the Debtors and the holder of such Claim; provided, however, that Administrative Claims that represent liabilities incurred by the Debtors in the ordinary course of their respective businesses during the Reorganization Case shall be paid by the Reorganized Debtors in the ordinary course of their respective businesses and in accordance with any terms and conditions of any agreements relating thereto.

                  B. PAYMENT OF STATUTORY FEES. All fees payable pursuant to 28 U.S.C. Section 1930 shall be paid in Cash equal to the amount of such Administrative Claim when due.

                  C.       BAR DATE FOR ADMINISTRATIVE CLAIMS.

                           I. GENERAL PROVISIONS. Except as otherwise provided in the Plan, requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, the Reorganized Debtors, any of their affiliates, any of their successors or assignees, or any of their respective properties.

                           II. PROFESSIONALS. All Professionals requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the
                           Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any Professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on the Reorganized Debtors, the Creditors' Committee and the United States Trustee for the District of Delaware an application for final allowance of compensation and reimbursement of expenses no later than forty-five
                           (45) days after the Effective Date. Objections to timely-filed applications of Professionals for compensation or reimbursement of expenses must be Filed and


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 12
                           served on the Debtors and the Professionals to whose application the objections are addressed no later than seventy (70) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtors or the Creditors' Committee (or any successor thereto) subsequent to the Effective Date may be paid by the Reorganized Debtors without application to the Bankruptcy Court.

                           III. ORDINARY COURSE LIABILITIES. Holders of
                           Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' respective businesses (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized Debtors in the ordinary course of their respective businesses and according to the ordinary and customary business terms and conditions of the particular transaction giving rise to such Administrative Claim without the need for any further action by the holders of such Claims.

                           IV. ASSUMED CONTRACTUAL EMPLOYEE CLAIMS. Holders of Claims under employment contracts approved by the Court or assumed in the Plan shall not be required to File any request for payment of such Claims and such Claims shall be paid in accordance with the terms of such contract.

                           V. CLAIMS OF EMPLOYEES, OFFICERS, AND DIRECTORS UNDER COMPANY POLICIES AND EMPLOYMENT CONTRACTS OTHER THAN CHANGE IN CONTROL CONTRACTS. Except as set forth in section 8.4 hereinbelow, each current employee, officer, or director of a Debtor will have an Allowed Administrative Claim for amounts owed to such employee, officer, or director under such Debtor's employee, officer, or director policies and/or under an employment contract other than a Change in Control Contract, to the extent that such amounts become due after the Petition Date and are unpaid as of the Effective Date; the obligation for payment of such Claims will be assumed by the Reorganized Debtors and paid in full in Cash on the Effective Date from available Cash of the Reorganized Debtors. Employees, officers, and directors shall not be required to file any request for payment of Claims for accrued and unused paid vacation and sick leave or for Severance Claims, all of which will be assumed by the Reorganized Debtors. Severance Claims shall be paid in Cash in full by the Reorganized Debtors on the later of (a) the Effective Date or (b) the date of termination of the affected employee, officer or director.

                           VI. POST-PETITION TAX CLAIMS. All requests for payment of Administrative Claims by a governmental unit and all Tax Claims (including interest and/or penalties relating to such Tax Claim) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-Petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the later of (a) 45 days following the Effective Date; or (b) subject to section 505(b) of the Bankruptcy Code, 60 days following the filing with the


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 13
                           applicable governmental unit of the tax return for such taxes. Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes, penalties, or interest and does not File such a request by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against any of the Debtors, the Reorganized Debtors, any of their successors or assignees, and any of their affiliates or their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Tax Claim holds a lien to secure its Claim under applicable state law, such lien shall remain in place and be unaffected by Confirmation of the Plan.

         3.2 TREATMENT OF PRE-PETITION PRIORITY TAX CLAIMS. Each holder of an Allowed Pre-Petition Tax Claim shall, at the election of the Reorganized Debtor that is liable with respect to such Allowed Pre- Petition Tax Claim, either (a) be paid in Cash in full on the latest of: (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, (iii) the last day the taxes may be paid under applicable law without incurring penalties or interest, or
(iv) such other time or times as may be agreed to by the holder of such Claim and the Reorganized Debtor responsible for payment of such Claim or (b) with respect to a Claim of the kind specified in section 507(a)(8) of the Bankruptcy Code, receive on account of such Claim deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. To the extent that the holder of a Tax Claim holds a lien to secure its Claim under applicable state law, such lien shall remain in place and be unaffected by Confirmation of the Plan.


                                   ARTICLE IV

                          CLASSIFICATION AND TREATMENT
                       OF CLASSIFIED CLAIMS AND INTERESTS

         4.1      CLASS 1A:    SECURED CLAIMS AGAINST DAILEY INTERNATIONAL

                  a. Classification: Class 1A consists of all non-tax Secured Claims against Dailey International.

                  b. Treatment: Class 1A is unimpaired and, accordingly, the members of Class 1A are not entitled to vote on the Plan. Unless the holder of such Class 1A Claim agrees otherwise, the obligation for payment of all Allowed Claims in Class 1A shall be assumed by Reorganized Dailey International, and the legal, equitable and contractual rights and liens of each holder of an Allowed Claim in Class 1A shall be unaffected by Confirmation of the Plan. All Allowed Claims in Class 1A shall be paid on the date or dates contained in any agreements for repayment currently existing between any such holder of a Claim in Class 1A and Dailey International; provided, however, that Reorganized Dailey International may, at its option, cure any prepetition default(s) under any such agreement(s) in accordance with section 1124(2) of the Bankruptcy Code. If no such agreement exists, such Claim will be paid by Reorganized Dailey International on the latest of (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 14
                  days after the date on which an Order allowing such Claim becomes a Final Order, or (iv) such other time or times as may be agreed to by the holder of such Claim and Reorganized Dailey International.

         4.2      CLASS 1B:    SECURED CLAIMS AGAINST DES

                  a. Classification: Class 1B consists of all non-tax Secured Claims against DES.

                  b. Treatment: Class 1B is unimpaired and, accordingly, the members of Class 1B are not entitled to vote on the Plan. Unless the holder of such Class 1B Claim agrees otherwise, the obligation for payment of all Allowed Claims in Class 1B shall be assumed by Reorganized DES, and the legal, equitable and contractual rights and liens of each holder of an Allowed Claim in Class 1B shall be unaffected by Confirmation of the Plan. All Allowed Claims in Class 1B shall be paid on the date or dates contained in any agreements for repayment currently existing between any such holder of a Claim in Class 1B and DES; provided, however, that Reorganized DES may, at its option, cure any prepetition default(s) under any such agreement(s) in accordance with section 1124(2) of the Bankruptcy Code. If no such agreement exists, such Claim will be paid by Reorganized DES on the latest of (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, or (iv) such other time or times as may be agreed to by the holder of such Claim and Reorganized DES.

         4.3      CLASS 1C:    SECURED CLAIMS AGAINST DIS

                  a. Classification: Class 1C consists of all non-tax Secured Claims against DIS.

                  b. Treatment: Class 1C is unimpaired and, accordingly, the members of Class 1C are not entitled to vote on the Plan. Unless the holder of such Class 1C Claim agrees otherwise, the obligation for payment of all Allowed Claims in Class 1C shall be assumed by Reorganized DIS, and the legal, equitable and contractual rights and liens of each holder of an Allowed Claim in Class 1C shall be unaffected by Confirmation of the Plan. All Allowed Claims in Class 1C shall be paid on the date or dates contained in any agreements for repayment currently existing between any such holder of a Claim in Class 1C and DIS; provided, however, that Reorganized DIS may, at its option, cure any prepetition default(s) under any such agreement(s) in accordance with section 1124(2) of the Bankruptcy Code. If no such agreement exists, such Claim will be paid by Reorganized DIS on the latest of (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, or (iv) such other time or times as may be agreed to by the holder of such Claim and Reorganized DIS.

         4.4      CLASS 1D:     SECURED CLAIMS AGAINST CPS

                  a. Classification: Class 1D consists of all non-tax Secured Claims against CPS.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 15

                  b. Treatment: Class 1D is unimpaired and, accordingly, the members of Class 1D are not entitled to vote on the Plan. Unless the holder of such Class 1D Claim agrees otherwise, the obligation for payment of all Allowed Claims in Class 1D shall be assumed by Reorganized CPS, and the legal, equitable and contractual rights and liens of each holder of an Allowed Claim in Class 1D shall be unaffected by Confirmation of the Plan. All Allowed Claims in Class 1D shall be paid on the date or dates contained in any agreements for repayment currently existing between any such holder of a Claim in Class 1D and CPS; provided, however, that Reorganized CPS may, at its option, cure any prepetition default(s) under any such agreement(s) in accordance with section 1124(2) of the Bankruptcy Code. If no such agreement exists, such Claim will be paid by Reorganized CPS on the latest of (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, or (iv) such other time or times as may be agreed to by the holder of such Claim and Reorganized CPS.

         4.5      CLASS 1E:     SECURED CLAIMS AGAINST IPS

                  a. Classification: Class 1E consists of all non-tax Secured Claims against IPS.

                  b. Treatment: Class 1E is unimpaired and, accordingly, the members of Class 1E are not entitled to vote on the Plan. Unless the holder of such Class 1E Claim agrees otherwise, the obligation for payment of all Allowed Claims in Class 1E shall be assumed by Reorganized IPS, and the legal, equitable and contractual rights and liens of each holder of an Allowed Claim in Class 1E shall be unaffected by Confirmation of the Plan. All Allowed Claims in Class 1E shall be paid on the date or dates contained in any agreements for repayment currently existing between any such holder of a Claim in Class 1E and IPS; provided, however, that Reorganized IPS may, at its option, cure any prepetition default(s) under any such agreement(s) in accordance with section 1124(2) of the Bankruptcy Code. If no such agreement exists, such Claim will be paid by Reorganized IPS on the latest of (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, or (iv) such other time or times as may be agreed to by the holder of such Claim and Reorganized IPS.

         4.6      CLASS 1F:     SECURED CLAIMS AGAINST DERT

                  a. Classification: Class 1F consists of all non-tax Secured Claims against DERT.

                  b. Treatment: Class 1F is unimpaired and, accordingly, the members of Class 1F are not entitled to vote on the Plan. Unless the holder of such Class 1F Claim agrees otherwise, the obligation for payment of all Allowed Claims in Class 1F shall be assumed by Reorganized DERT, and the legal, equitable and contractual rights and liens of each holder of an Allowed Claim in Class 1F shall be unaffected by Confirmation of the Plan. All Allowed Claims in Class 1F shall be paid on the date or dates contained in any agreements for repayment currently existing between any such holder of a Claim in Class 1F and DERT; provided, however, that Reorganized DERT may, at its option, cure any prepetition default(s) under any such agreement(s) in accordance with section


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 16

                  1124(2) of the Bankruptcy Code If no such agreement exists, such Claim will be paid by Reorganized DERT on the latest of
                  (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, or (iv) such other time or times as may be agreed to by the holder of such Claim and Reorganized IPS.

         4.7      CLASS 1G:     SECURED CLAIMS AGAINST DWS

                  a. Classification: Class 1G consists of all non-tax Secured Claims against DWS.

                  b. Treatment: Class 1G is unimpaired and, accordingly, the members of Class 1G are not entitled to vote on the Plan. Unless the holder of such Class 1C Claim agrees otherwise, the obligation for payment of all Allowed Claims in Class 1G shall be assumed by Reorganized DWS, and the legal, equitable and contractual rights and liens of each holder of an Allowed Claim in Class 1G shall be unaffected by Confirmation of the Plan. All Allowed Claims in Class 1G shall be paid on the date or dates contained in any agreements for repayment currently existing between any such holder of a Claim in Class 1G and DWS; provided, however, that Reorganized DWS may, at its option, cure any prepetition default(s) under any such agreement(s) in accordance with section 1124(2) of the Bankruptcy Code . If no such agreement exists, such Claim will be paid by Reorganized DWS on the latest of (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, or (iv) such other time or times as may be agreed to by the holder of such Claim and Reorganized DWS.

         4.8      CLASS 1H:     SECURED CLAIMS AGAINST ADI

                  a. Classification: Class 1H consists of all non-tax Secured Claims against ADI.

                  b. Treatment: Class 1H is unimpaired and, accordingly, the members of Class 1H are not entitled to vote on the Plan. Unless the holder of such Class 1H Claim agrees otherwise, the obligation for payment of all Allowed Claims in Class 1H shall be assumed by Reorganized ADI, and the legal, equitable and contractual rights and liens of each holder of an Allowed Claim in Class 1H shall be unaffected by Confirmation of the Plan. All Allowed Claims in Class 1H shall be paid on the date or dates contained in any agreements for repayment currently existing between any such holder of a Claim in Class 1H and ADI; provided, however, that Reorganized ADI may, at its option, cure any prepetition default(s) under any such agreement(s) in accordance with section 1124(2) of the Bankruptcy Code . If no such agreement exists, such Claim will be paid by Reorganized ADI on the latest of (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, or (iv) such other time or times as may be agreed to by the holder of such Claim and Reorganized ADI.

         4.9      CLASS 1I:     SECURED CLAIMS AGAINST ADS

                  a. Classification: Class 1I consists of all non-tax Secured Claims against ADS.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 17

                  b. Treatment: Class 1I is unimpaired and, accordingly, the members of Class 1I are not entitled to vote on the Plan. Unless the holder of such Class 1I Claim agrees otherwise, the obligation for payment of all Allowed Claims in Class 1I shall be assumed by Reorganized ADS, and the legal, equitable and contractual rights and liens of each holder of an Allowed Claim in Class 1I shall be unaffected by Confirmation of the Plan. All Allowed Claims in Class 1I shall be paid on the date or dates contained in any agreements for repayment currently existing between any such holder of a Claim in Class 1I and ADS; provided, however, that Reorganized ADS may, at its option, cure any prepetition default(s) under any such agreement(s) in accordance with section 1124(2) of the Bankruptcy Code . If no such agreement exists, such Claim will be paid by Reorganized ADS on the latest of (i) the Effective Date or the first practicable date thereafter, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, or (iv) such other time or times as may be agreed to by the holder of such Claim and Reorganized ADS.

         4.10     CLASS 2:      PRIORITY CLAIMS (OTHER THAN UNCLASSIFIED CLAIMS)

                  a. Classification: Class 2 consists of all Priority Claims (other than unclassified Claims set forth in Article III of the Plan) against any of the Debtors.

                  b. Treatment: Class 2 is unimpaired and, accordingly, the members of Class 2 are not entitled to vote on the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 2 will be paid the Allowed amount of such Claim in full in Cash by the Reorganized Debtor liable on such Claim on or before the latest of (a) the Effective Date or the first practicable date thereafter, (b) the date such Claim becomes an Allowed Claim, or (c) such other date as is mutually agreed upon by such Debtor and the holder of such Claim.

         4.11     CLASS 3:      UNSECURED CLAIMS OF HOLDERS OF SENIOR NOTES

                  a. Classification: Class 3 consists of the Allowed Unsecured Claims of the Senior Note Holders against Dailey International, DES, DIS, CPS, IPS, DERT, DWS, ADI and ADS.

                  b. Treatment: Class 3 is impaired. Accordingly, members of Class 3 are entitled to vote on the Plan. Each holder of an Allowed Claim in Class 3 will receive, in full and final satisfaction of all unpaid principal, interest and other Claims owed under, or on account of, the Senior Notes and the Senior Note Guaranties, its Pro Rata share of the Weatherford
                  - Senior Note Holder Consideration. Weatherford shall deliver the Weatherford - Senior Note Holder Consideration, other than the portion of the Weatherford - Senior Note Holder Consideration that is allocable to the Senior Notes owned by Weatherford, to the Indenture Trustee for distribution to the holders of Claims in Class 3, other than Weatherford, in accordance with the requirements of the Indenture.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 18

         4.12     CLASS 4A:     GENERAL UNSECURED CLAIMS AGAINST DAILEY
                                INTERNATIONAL

                  a. Classification: Class 4A consists of all unsecured Claims against Dailey International excluding Administrative Claims, Tax Claims, Priority Claims and Claims in Class 3 and Class 8.

                  b. Treatment: Class 4A is unimpaired, and accordingly, the members of Class 4A are not entitled to vote on the Plan. The obligation for payment of all Allowed Claims in Class 4A shall be assumed by Reorganized Dailey International, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 4A shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4A will be paid the Allowed amount of such Claim in Cash from the available Cash of Reorganized Dailey International on the later of (i) the Effective Date or (ii) the date that such Claim is Allowed.

         4.13     CLASS 4B:     GENERAL UNSECURED CLAIMS AGAINST DES

                  a. Classification: Class 4B consists of all unsecured Claims against DES excluding Administrative Claims, Tax Claims, Priority Claims and Claims in Class 3 and Class 8.

                  b. Treatment: Class 4B is unimpaired, and accordingly, the members of Class 4B are not entitled to vote on the Plan. The obligation for payment of all Allowed Claims in Class 4B shall be assumed by Reorganized DES, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 4B shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4B will be paid the Allowed amount of such Claim in Cash from the available Cash of Reorganized DES on the later of (i) the Effective Date or (ii) the date on which such Claim is Allowed.

         4.14     CLASS 4C:     GENERAL UNSECURED CLAIMS AGAINST DIS

                  a. Classification: Class 4C consists of all unsecured Claims against DIS excluding Administrative Claims, Tax Claims, Priority Claims and Claims in Class 3 and Class 8.

                  b. Treatment: Class 4C is unimpaired, and accordingly, the members of Class 4C are not entitled to vote on the Plan. The obligation for payment of all Allowed Claims in Class 4C shall be assumed by Reorganized DIS, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 4C shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4C will be paid the Allowed amount of such Claim in Cash from the available Cash of Reorganized DIS on the later of (i) the Effective Date or (ii) the date on which such Claim is Allowed.

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 19

         4.15     CLASS 4D:     GENERAL UNSECURED CLAIMS AGAINST CPS

                  a. Classification: Class 4D consists of all unsecured Claims against CPS excluding Administrative Claims, Tax Claims, Priority Claims and Claims in Class 3 and Class 8.

                  b. Treatment: Class 4D is unimpaired, and accordingly, the members of Class 4D are not entitled to vote on the Plan. The obligation for payment of all Allowed Claims in Class 4D shall be assumed by Reorganized CPS, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 4D shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4D will be paid the Allowed amount of such Claim in Cash from the available Cash of Reorganized CPS on the later of (i) the Effective Date or (ii) the date on which such Claim is Allowed.

         4.16     CLASS 4E:     GENERAL UNSECURED CLAIMS AGAINST IPS

                  a. Classification: Class 4E consists of all unsecured Claims against IPS excluding Administrative Claims, Tax Claims, Priority Claims and Claims in Class 3 and Class 8.

                  b. Treatment: Class 4E is unimpaired, and accordingly, the members of Class 4E are not entitled to vote on the Plan. The obligation for payment of all Allowed Claims in Class 4E shall be assumed by Reorganized IPS, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 4E shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4E will be paid the Allowed amount of such Claim in Cash from the available Cash of Reorganized IPS on the later of (i) the Effective Date or (ii) the date on which such Claim is Allowed.

         4.17     CLASS 4F:     GENERAL UNSECURED CLAIMS AGAINST DERT

                  a. Classification: Class 4F consists of all unsecured Claims against DERT excluding Administrative Claims, Tax Claims, Priority Claims and Claims in Class 3 and Class 8.

                  b. Treatment: Class 4F is unimpaired, and accordingly, the members of Class 4F are not entitled to vote on the Plan. The obligation for payment of all Allowed Claims in Class 4F shall be assumed by Reorganized DERT, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 4F shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4F will be paid the Allowed amount of such Claim in Cash from the available Cash of Reorganized DERT on the later of (i) the Effective Date or (ii) the date on which Claim is Allowed.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 20

         4.18     CLASS 4G:     GENERAL UNSECURED CLAIMS AGAINST DWS

                  a. Classification: Class 4G consists of all unsecured Claims against DWS excluding Administrative Claims, Tax Claims, Priority Claims and Claims in Class 3 and Class 8.

                  b. Treatment: Class 4G is unimpaired, and accordingly, the members of Class 4G are not entitled to vote on the Plan. The obligation for payment of all Allowed Claims in Class 4G shall be assumed by Reorganized DWS, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 4G shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4G will be paid the Allowed amount of such Claim in Cash from the available Cash of Reorganized DWS on the later of (i) the Effective Date or (ii) the date on which such Claim is Allowed.

         4.19     CLASS 4H:     GENERAL UNSECURED CLAIMS AGAINST ADI

                  a. Classification: Class 4H consists of all unsecured Claims against ADI excluding Administrative Claims, Tax Claims, Priority Claims and Claims in Class 3 and Class 8.

                  b. Treatment: Class 4H is unimpaired, and accordingly, the members of Class 4H are not entitled to vote on the Plan. The obligation for payment of all Allowed Claims in Class 4H shall be assumed by Reorganized ADI, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 4H shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4H will be paid the Allowed amount of such Claim in Cash from the available Cash of Reorganized ADI on the later of (i) the Effective Date or (ii) the date which such Claim is Allowed.

         4.20     CLASS 4I:     GENERAL UNSECURED CLAIMS AGAINST ADS

                  a. Classification: Class 4I consists of all unsecured Claims against ADS excluding Administrative Claims, Tax Claims, Priority Claims and Claims in Class 3 and Class 8.

                  b. Treatment: Class 4I is unimpaired, and accordingly, the members of Class 4I are not entitled to vote on the Plan. The obligation for payment of all Allowed Claims in Class 4I shall be assumed by Reorganized ADS, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 4I shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4I will be paid the Allowed amount of such Claim in Cash from the available Cash of Reorganized ADS on the later of (i) the Effective Date or (ii) the date on which such Claim is Allowed.

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 21

         4.21     CLASS 5:      OLD DII CLASS A COMMON STOCK AND OLD DII CLASS B
                                COMMON STOCK

                  a. Classification: Class 5 consists of the Interests of the holders of the issued and outstanding Old DII Class A Common Stock and the issued and outstanding Old DII Class B Common Stock.

                  b. Treatment: Class 5 is impaired. Each holder of an Allowed Interest in Class 5 will receive its Pro Rata share of the Weatherford - Old DII Equity Consideration in full and final satisfaction of such holder's Interests, but the Debtors shall not solicit acceptances of the Plan from holders of Interests in Class 5. Accordingly, members of Class 5 are deemed to reject the Plan and are not entitled to vote on the Plan.

         4.22     CLASS 6A:     DES COMMON STOCK

                  a. Classification: Class 6A consists of the Interests of the holders of DES Common Stock.

                  b. Treatment: Class 6A is unimpaired, and accordingly, members of Class 6A are not entitled to vote on the Plan. Each holder of an Interest in Class 6A will retain its Interest in Reorganized DES, and such Interest will be unaffected by Confirmation of the Plan.

         4.23     CLASS 6B:     DIS COMMON STOCK

                  a. Classification: Class 6B consists of the Interests of the holders of DIS Common Stock.

                  b. Treatment: Class 6B is unimpaired, and accordingly, members of Class 6B are not entitled to vote on the Plan. Each holder of an Interest in Class 6B will retain its Interest in Reorganized DIS, and such Interest will be unaffected by Confirmation of the Plan.

         4.24     CLASS 6C:     CPS COMMON STOCK

                  a. Classification: Class 6C consists of the Interests of the holders of CPS Common Stock.

                  b. Treatment: Class 6C is unimpaired, and accordingly, members of Class 6C are not entitled to vote on the Plan. Each holder of an Interest in Class 6C will retain its Interest in Reorganized CPS, and such Interest will be unaffected by Confirmation of the Plan.

         4.25     CLASS 6D:     IPS COMMON STOCK

                  a. Classification: Class 6D consists of the Interests of the holders of IPS Common Stock.

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 22

                  b. Treatment: Class 6D is unimpaired, and accordingly, members of Class 6D are not entitled to vote on the Plan. Each holder of an Interest in Class 6D will retain its Interest in Reorganized IPS, and such Interest will be unaffected by Confirmation of the Plan.

         4.26     CLASS 6E:     DERT COMMON STOCK

                  a. Classification: Class 6E consists of the Interests of the holders of DERT Common Stock.

                  b. Treatment: Class 6E is unimpaired, and accordingly, members of Class 6E are not entitled to vote on the Plan. Each holder of an Interest in Class 6E will retain its Interest in Reorganized DERT, and such Interest will be unaffected by Confirmation of the Plan.

         4.27     CLASS 6F:     DWS COMMON STOCK

                  a. Classification: Class 6F consists of the Interests of the holders of DWS Common Stock.

                  b. Treatment: Class 6F is unimpaired, and accordingly, members of Class 6F are not entitled to vote on the Plan. Each holder of an Interest in Class 6F will retain its Interest in Reorganized DWS, and such Interest will be unaffected by Confirmation of the Plan.

         4.28     CLASS 6G:     ADI COMMON STOCK

                  a. Classification: Class 6G consists of the Interests of the holders of ADI Common Stock.

                  b. Treatment: Class 6G is unimpaired, and accordingly, members of Class 6G are not entitled to vote on the Plan. Each holder of an Interest in Class 6G will retain its Interest in Reorganized ADI, and such Interest will be unaffected by Confirmation of the Plan.

         4.29     CLASS 6H:     ADS COMMON STOCK

                  a. Classification: Class 6H consists of the Interests of the holders of ADS Common Stock.

                  b. Treatment: Class 6H is unimpaired, and accordingly, members of Class 6H are not entitled to vote on the Plan. Each holder of an Interest in Class 6H will retain its Interest in Reorganized ADS, and such Interest will be unaffected by Confirmation of the Plan.

         4.30     CLASS 7:      OTHER EQUITY INTERESTs


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 23

                  a. Classification: Class 7 consists of all other equity Interests in any of the Debtors.

                  b. Treatment: The holders of Interests in Class 7 will not receive any distribution on account of their Interests. Accordingly, the holders of Class 7 Interests are impaired and are deemed to have rejected the Plan.

         4.31     CLASS 8:      INTERCOMPANY CLAIMS

                  a. Classification: Class 8 consists of all Allowed Claims between and among the Debtors as reflected on the books and records of each, whether or not such Claim(s) are Filed or deemed to be Filed pursuant to sections 501 and 1111(a) of the Bankruptcy Code.

                  b. Treatment: Class 8 is unimpaired, and accordingly, the members of Class 8 are not entitled to vote on the Plan. Each of the Reorganized Debtors shall assume its obligation(s) for payment of all Class 8 claims, and the legal, equitable and contractual rights of each holder of an Allowed Claim in Class 8 shall be unaffected by Confirmation of the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 8 shall be paid the Allowed amount of such Claim in Cash from the available Cash of the Reorganized Debtor obligated on such Allowed Claim on the latest of (i) the Effective Date; (ii) the date upon which such Claim is allowed; or (iii) the date upon which such Claim becomes due under its own terms.

                                    ARTICLE V

                       ACCEPTANCE OR REJECTION OF THE PLAN

         5.1 VOTING CLASSES. The holders of Claims in Class 3 are impaired and shall be entitled to vote to accept or reject the Plan.

         5.2 PRESUMED ACCEPTANCE OF PLAN. Classes 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H, 1I, 2, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 4H, 4I, 6A, 6B, 6C, 6D, 6E, 6F, 6G, 6H
and 8 are unimpaired. Therefore, none of the holders of Claims or Interests in such classes are entitled to vote on the Plan.

         5.3 PRESUMED REJECTION OF PLAN. The holders of Interests in Class 5 are impaired, but the Debtors are not soliciting their acceptances of the Plan. The holders of Interests in Class 7 are impaired and will receive no distribution under the Plan. Accordingly, holders of Interests in Classes 5 or 7 are not entitled to vote on the Plan, and Classes 5 and 7 are deemed to have rejected the Plan.



DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 24

                                   ARTICLE VI

                     FUNDING AND METHODS OF DISTRIBUTION AND
                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

         6.1 FUNDING OF DISTRIBUTIONS UNDER THE PLAN. On or before the Effective Date, the Debtors and/or the Indenture Trustee shall obtain all Cash and Weatherford Consideration that is necessary to make the distributions required to be made under the Plan on the Effective Date.

         6.2 DISTRIBUTION PROCEDURES. Except as otherwise provided in the Plan, all distributions of property on account of any Allowed Claim or Allowed Interest shall be made in accordance with the terms of this Plan on the later of
(i) the Effective Date or the first practicable date thereafter or (ii) the date on which such Claim is Allowed. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other distributions of property shall be made on account of any Claim or Interest or portion thereof unless and until such Claim or portion thereof is Allowed.

         6.3 DISTRIBUTIONS TO HOLDERS OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS, PRE-PETITION TAX CLAIMS AND CLASS 2 PRIORITY CLAIMS. Commencing on the Effective Date, the Reorganized Debtors shall, in accordance with Article III of the Plan, distribute Cash to each holder of a then unpaid Allowed Administrative Claim, to each holder of a then unpaid Allowed Pre-Petition Tax Claim, and to each holder of a then unpaid Allowed Class 2 Priority Claim in the Allowed amount of such holder's Claim. The Reorganized Debtors shall maintain Cash or access to working capital necessary to pay the remaining Administrative Expense Claims, Pre-Petition Tax Claims, and Class 2 Priority Claims (or portions thereof) pursuant to Article III of the Plan if and to the extent that the balance, if any, of such Claims is Allowed by Final Order.

         6.4 DISTRIBUTIONS TO HOLDERS OF ALLOWED SECURED CLAIMS. Distributions on the Allowed amounts of Class 1 Claims shall be made in accordance with sections 4.1 - 4.9 of the Plan.

         6.5 DISTRIBUTIONS TO HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS. Distributions on the Allowed amounts of Class 4 Claims shall be in accordance with sections 4.12 - 4.20 of the Plan.

                                   ARTICLE VII

                MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN

         7.1 CASH DISTRIBUTIONS. All Cash distributions made pursuant to the Plan shall be made by the Reorganized Debtors or their agents from the Reorganized Debtors' available Cash. Any such payments may be made either by check or wire transfer, at the option of the payor.

         7.2 DISTRIBUTION OF WEATHERFORD CONSIDERATION.

                  a. DISTRIBUTION OF WEATHERFORD - SENIOR NOTE HOLDER CONSIDERATION. On or before the Effective Date, Weatherford shall deliver to the Indenture Trustee all of the Weatherford
                  - Senior Note Holder Consideration, other than the portion of the Weatherford - Senior Note Holder Consideration that is allocable to the Senior Notes

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 25
                  owned by Weatherford. Weatherford shall issue and retain as Treasury shares the Weatherford - Senior Note Holder Consideration that is allocable to the Senior Notes owned by Weatherford. On the Effective Date, the Indenture Trustee will have responsibility pursuant to the Indenture for disbursing the Weatherford - Senior Note Holder Consideration to the holders of Class 3 Claims, other than Weatherford, in accordance with section 4.11 of this Plan.

                  b. DISTRIBUTION OF WEATHERFORD - OLD DII EQUITY CONSIDERATION. On or before the Effective Date, Weatherford shall deliver to the Disbursing Agent all of the Weatherford Old DII Equity Consideration. On the Effective Date, the Disbursing Agent will have responsibility pursuant to the Disbursing Agreement for disbursing the Weatherford - Old DII Equity Consideration to the holders of Class 5 Claims in accordance with section
                  4.21 of this Plan.

         7.3      SURRENDER AND CANCELLATION OF OLD SECURITIES.

                  a. SURRENDER OF SENIOR NOTES. As a condition to receiving the Weatherford - Senior Note Holder Consideration distributable under the Plan, the holders of Senior Notes shall surrender their Senior Notes to the Indenture Trustee. Any holder of a Senior Note whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Indenture Trustee or its agent: (a) evidence satisfactory to the Indenture Trustee or its agent of the loss, theft, mutilation or destruction of such instrument, and
         (b) such security or indemnity that may be reasonably required by the Indenture Trustee or its agent to hold the Indenture Trustee and its agent harmless with respect to any such representation of such holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Weatherford shall be deemed to have surrendered such instrument as a capital contribution to Dailey International. Any holder of a Senior Note which has not surrendered or been deemed to have surrendered its Senior Notes within two years after the Effective Date shall have its Claim as a holder of Senior Notes disallowed, shall receive no distribution on account of its Claim as a holder of Senior Notes, and shall be forever barred from asserting any Claim on account of its Senior Notes. Any Weatherford - Senior Note Holder Consideration issued and held for distribution on account of such disallowed claims of holders of Senior Notes shall be returned to Weatherford. As of the Effective Date, all Senior Notes shall represent only the right to participate in the distributions provided in the Plan on account of such Senior Notes.

                  b. SURRENDER OF OLD COMMON STOCK. As a condition to receiving the Weatherford Old DII Equity Consideration distributable under the Plan, the holders of Old Common Stock shall surrender their Old Common Stock to the Disbursing Agent. Any holder of Old Common Stock whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by the Disbursing Agent to hold the Disbursing Agent harmless with respect to any such representation of such holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder of Old Common Stock that has not surrendered or been deemed to have surrendered its Old Common Stock within two years after

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 26
         the Effective Date shall have its Interest as a holder of Old Common Stock disallowed, shall receive no distribution on account of its Interest as a holder of Old Common Stock, and shall be forever barred from asserting any Claim or Interest on account of its Old Common Stock. Any Weatherford - Old DII Equity Consideration issued and held for distribution on account of such disallowed Interests of holders of Old Common Stock shall be returned to Weatherford. As of the Effective Date, all Old Common Stock shall represent only the right to participate in the distributions provided in the Plan on account of such Old Common Stock.

                  c. SURRENDER OF CLASS 7 INTERESTS. On the Effective Date, the instruments evidencing the Interests of holders of Interests in Class 7 shall be deemed surrendered and canceled. All rights of such holders attributable to their Class 7 Interests shall be forever terminated and extinguished as of the Effective Date.

         7.4 BALLOT RECORD DATE; DISTRIBUTION DATE. The Indenture Trustee shall distribute all Weatherford - Senior Note Holder Consideration to be distributed pursuant to the Plan to the record holders of Senior Notes, other than Weatherford, as of the Ballot Record Date, unless, prior to the Effective Date, the holder or transferee of any such Claim furnishes the Indenture Trustee, or its agent, with sufficient evidence (in the Indenture Trustee's or its agent's sole and absolute discretion) of the transfer of such Claim, in which event the Indenture Trustee shall distribute, or cause to be distributed, all distributions of property to the transferee of such Claim as of the Effective Date. As of the close of business on the Effective Date, the transfer ledgers with respect to the Senior Notes shall be closed and the Debtors, the Reorganized Debtors, and the Indenture Trustee shall have no obligation to recognize any transfer of the Senior Notes occurring thereafter.

         The Disbursing Agent shall distribute all Weatherford - Old DII Equity Consideration to be distributed pursuant to the Plan to the record holders of Old Common Stock as of the Ballot Record Date, unless, prior to the Effective Date, the holder or transferee of any such Interest furnishes the Disbursing Agent with sufficient evidence (in the Disbursing Agent's sole and absolute discretion) of the transfer of such Interest, in which event the Disbursing Agent shall distribute, or cause to be distributed, all distributions of property to the transferee of such Interest as of the Effective Date. As of the close of business on the Effective Date, the transfer ledgers with respect to the Old Common Stock shall be closed and the Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of the Old Common Stock occurring thereafter.

         7.5 DISPUTED CLAIMS. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

         7.6 MANNER OF PAYMENT UNDER THE PLAN. Cash payments made by the Reorganized Debtors pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Reorganized Debtors or by wire transfer from a domestic bank, at the Reorganized Debtor's option, except that payments made to foreign trade creditors holding Allowed Claims may be paid, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 27

         7.7 DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

                  a. DELIVERY OF DISTRIBUTIONS IN GENERAL. Except as provided below in section 7.7(b) for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (a) except in the case of the holder of a Senior Note, (1) to the addresses set forth on the respective proofs of claim filed by such holders;
                  (2) to the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors after the date of any related proof of claim; or (3) to the addresses reflected on the Schedules of Assets and Liabilities Filed by the Debtors if no proof of Claim or proof of Interest is Filed and the Reorganized Debtors have not received a written notice of a change of address; and (b) in the case of the holder of a Senior Note, by the Indenture Trustee to the latest mailing address maintained of record by the pertinent Indenture Trustee.

                  b.       UNDELIVERABLE DISTRIBUTIONS.

                           i. HOLDING AND INVESTMENT OF UNDELIVERABLE PROPERTY. If the distribution to the holder of any Claim or Interest other than the holder of a Senior Note is returned to the Reorganized Debtors or the Disbursing Agent as undeliverable, no further distribution shall be made to such holder unless and until the Reorganized Debtors or the Disbursing Agent are notified in writing of such holder's then current address. Subject to section 7.7(b)(ii), undeliverable distributions shall remain in the possession of the Reorganized Debtors or the Disbursing Agent pursuant to this section until such time as a distribution becomes deliverable.

                           Unclaimed Cash (including interest, dividends and other consideration, if any, distributed on or received for undeliverable Weatherford Common Stock) shall be held in trust in a segregated bank account in the name of Reorganized Dailey International, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Such funds shall be held in interest-bearing accounts if practicable, and the parties entitled to such funds shall be entitled to their Pro Rata share of any interest earned on such funds.

                           Undeliverable Weatherford - Old DII Equity
                           Consideration shall be held in trust for the benefit of the potential claimants of such consideration. The Disbursing Agent shall hold in trust a number of shares sufficient to provide for unclaimed amounts of such securities.

                           ii. DISTRIBUTION OF UNDELIVERABLE PROPERTY AFTER IT BECOMES DELIVERABLE AND FAILURE TO CLAIM UNDELIVERABLE PROPERTY. Any holder of an Allowed Claim or Interest other than a holder of a Senior Note who is entitled to but does not assert a claim for an undeliverable distribution held by the Reorganized Debtors, or the Disbursing Agent, within two (2) years after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under this Plan. In such cases, any Cash held for distribution on account of such Claims shall be

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 28
                           delivered to the Reorganized Debtors, and any undeliverable Weatherford - Old DII Equity Consideration shall be returned to Weatherford.

                  c. FAILURE TO PRESENT CHECKS. Checks issued in respect of distributions under the Plan shall be null and void if not presented for payment by the drawee bank within 60 days after the date of issuance. Any amounts returned to the Reorganized Debtors in respect of such checks shall be held by the Reorganized Debtors. Requests for re-issuance of any such check may be made directly to the Reorganized Debtors by the holder of the Allowed Claim with respect to which such check originally was issued, in which case a replacement check in the same amount as the original, unpresented check shall be issued. Any claim in respect of such voided check is required to be made before the second anniversary of the Effective Date, after which time all Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Reorganized Debtors and their property.

         7.8 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Weatherford - Senior Note Holder consideration will be allocated first to principal and then, to the extent such consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

         7.9 SETOFFS. Unless otherwise provided in a Final Order or in this Plan, the Debtors may, but shall not be required to, offset against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder of such Claim or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claims the Companies may have against such holder or its predecessor.

         7.10 FRACTIONAL INTERESTS. The calculation of any percentage distribution of Weatherford Common Stock to be made to holders of certain Allowed Claims and Interests as provided elsewhere in this Plan may mathematically entitle the holder of such an Allowed Claim or Interest to a fractional interest in such Weatherford Common Stock. For purposes of applying this section, the holders of Allowed Claims or Interests under or evidenced by Old Securities shall, in the case of Old Securities held in street name, mean the beneficial holders thereof as of the Effective Date.

         In lieu of fractional shares of Weatherford Common Stock, a Person who would otherwise be entitled to receive a fraction of a share shall receive Cash, without interest, in an amount equal to such fraction multiplied by the Fair Market Value of the Weatherford Common Stock. The total number of shares of Weatherford Common Stock to be distributed to a class of Claims or Interests shall be adjusted as necessary to account for such elimination of fractional shares.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 29

                                  ARTICLE VIII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.1 ASSUMPTION OF ALL EXECUTORY CONTRACTS AND LEASES NOT REJECTED. The Plan constitutes and incorporates a motion by the Debtors to assume, as of the Effective Date, all pre-petition executory contracts and unexpired leases to which the Debtors are a party (including the Acquisition Agreement, the Technology Agreement and the Lawrence Leases, as modified by the Lawrence/Dailey Lease Modification Agreements), except for any executory contract or unexpired lease that (a) has been previously assumed or rejected pursuant to a Final Order, (b) is the subject of a pending contested motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date, or
(c) is identified on the Plan Supplement. The Plan Supplement shall be filed on or before ten (10) days prior to the hearing to consider Confirmation of this Plan and will include a list of all executory contracts or unexpired leases that the Debtors intend to reject pursuant to the Plan (together, the "Rejected Contracts"). Each assumed executory contract or assumed unexpired lease (together, the "Assumed Contracts") shall, pursuant to the Plan, be assumed without further order of Court upon Confirmation of this Plan. Each Rejected Contract shall, pursuant to the Plan, be rejected without further order of the Court upon Confirmation of this Plan.

         8.2 CURE PAYMENTS. Any Cure Payment for each Assumed Contract shall be made (i) in Cash on the Effective Date, or (ii) on such other terms as agreed to by the Reorganized Debtors and the non- debtor parties to such Assumed Contract. In the event of a dispute regarding (i) the amount of any Cure Payment, (ii) the ability of the Reorganized Debtors to provide adequate assurance of future performance under the Assumed Contract, or (iii) any other matter pertaining to assumption (or assumption and assignment), the Cure Payment required by section 365(b)(1) of the Bankruptcy Code shall be made by the Reorganized Debtors following the entry of a Final Order resolving the dispute and approving such assumption.

         8.3 BAR DATE FOR FILING OF REJECTION CLAIMS. Any Rejection Claim arising from the rejection under this Plan of a Rejected Contract must be Filed within thirty (30) days after the mailing of notice of Confirmation. Any Rejection Claim that is not filed within such time frame shall be forever barred and unenforceable against the Debtors, the Estates, the Reorganized Debtors, any of their affiliates, successors and assignees, and their properties and barred from receiving any distribution under this Plan. Any Allowed Rejection Claim shall be treated in this Plan as a general unsecured Claim against the Debtor that is a party to the Rejected Contract.

         8.4 CHANGE IN CONTROL CONTRACTS. On the Effective Date, all Change in Control Contracts will be deemed rejected. Any non-Debtor party to a rejected Change in Control Contract will have an allowed Rejection Claim in Class 4A, pursuant to section 502(b)(7) of the Bankruptcy Code, equal to the compensation provided by such party's employment agreement, without acceleration, for one year following the Petition Date plus any unpaid compensation, without acceleration, as of the Petition Date. All non-Debtor parties to rejected Change in Control Contracts, except James D. Lawrence, will enter into consulting contracts with Reorganized Dailey International on the Effective Date. Each such consulting contract shall have a term of one year and provide for compensation payable to the non-Debtor party equal to the difference between the payment in respect of that party's Rejection Claim and the aggregate amount which would have been payable if a change of control severance payment had been due immediately prior to the commencement of the Reorganization Case. James D. Lawrence will


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 30
receive a bonus from Reorganized Dailey International on the Effective Date equal to the difference between the payment he receives on account of his Rejection Claim and the aggregate amount of severance that would have been payable to him if a change of control severance payment had been due immediately prior to the commencement of the Reorganization Case.


                                   ARTICLE IX

                         MODIFICATION OF LAWRENCE LEASES

         9.1 ASSUMPTION OF LAWRENCE LEASES. Notwithstanding Article VIII of the Plan, the Plan constitutes and incorporates a motion by Dailey International to assume the Lawrence Leases as of the Effective Date pursuant to section 365 of the Bankruptcy Code in accordance with the terms of this Article IX. Subject to the terms of this Article IX and conditioned upon the execution of the Lawrence/Dailey Lease Modification Agreements as set forth in section 9.2 hereinbelow, the Lawrence Leases shall, pursuant to the Plan, be assumed without further order of the Bankruptcy Court on the Effective Date by virtue of Confirmation of the Plan.

         9.2 LAWRENCE/DAILEY LEASE MODIFICATION AGREEMENTS. On the Effective Date, Reorganized Dailey International and Lawrence International shall execute the Lawrence/Dailey Lease Modification Agreements attached hereto as Exhibit "3", thereby restructuring the Lawrence Leases.


                                    ARTICLE X

                             MEANS FOR EXECUTION AND
                           IMPLEMENTATION OF THE PLAN

         10.1 CONSUMMATION OF THE ACQUISITION AGREEMENT. On the Effective Date, the Debtors will consummate the transactions set forth in the Acquisition Agreement, a copy of which is attached to this Plan as Exhibit "1" and incorporated herein by reference, which will result in Weatherford's owning all of the common stock of Reorganized Dailey International.

         10.2 CANCELLATION OF OLD SECURITIES. On the Effective Date, all Old Securities shall be terminated and canceled, and the indentures or statements of resolution governing such Old Securities shall be rendered void. Notwithstanding the foregoing, such termination will not impair the rights and duties under the Indenture between the Indenture Trustee and the beneficiaries of the trust created thereby including, but not limited to, the rights of the Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by Reorganized Dailey International, from amounts distributable to holders of the Senior Notes.

         10.3 REORGANIZED DAILEY INTERNATIONAL COMMON STOCK. On the Effective Date, pursuant to the Confirmation Order and without any further action by the stockholders or directors of Dailey International, Reorganized Dailey International shall issue 1,000 shares of Reorganized Dailey International Class A Common Stock to Weatherford.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 31

         10.4 REGISTRATION EXEMPTION FOR WEATHERFORD COMMON STOCK. The Confirmation Order shall provide that any distribution of the Weatherford Common Stock to holders of Allowed Claims and Interests and the issuance of the Dailey International Common Stock pursuant to the Plan and the Amended Certificate of Incorporation shall be (i) exempt from any and all federal, state and local laws requiring the registration of such securities pursuant to section 1145(a)(1)of the Bankruptcy Code and (ii) freely tradeable or, if not, subject to shelf resale registration rights.

         10.5 CHARTER AND BY-LAWS. The certificate of incorporation of Reorganized Dailey International shall read substantially as set forth in the Amended Certificate of Incorporation.

         10.6 CORPORATE ACTION. Upon entry of the Confirmation Order, the following shall be authorized and approved in all respects: (a) the filing by Reorganized Dailey International of the Amended Certificate of Incorporation and
(b) the issuance of Reorganized Dailey Common Stock to Weatherford. On the Effective Date, or as soon thereafter as is practicable, Reorganized Dailey International shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation, which shall conform to the provisions of the Plan and prohibit the issuance of non-voting equity securities. On the Effective Date, the Debtors shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and the Disclosure Statement.

         10.7 REMOVAL OF OFFICERS AND DIRECTORS. On the Effective Date, the officers and boards of directors of the Debtors shall be deemed removed from office pursuant to the Confirmation Order, and the Reorganized Debtors shall, on the Effective Date, install new officers and directors. The post-Effective Date operation of the Reorganized Debtors in accordance with the provisions of the Plan shall become the general responsibility of the Reorganized Debtors.

         10.8 RESPONSIBILITIES OF REORGANIZED DEBTORS. The general responsibilities of the Reorganized Debtors shall include implementing all distributions under the terms of this Plan, filing all required tax returns and paying taxes and all other obligations on behalf of the Reorganized Debtors, prosecuting Claims objections and otherwise managing the Claims resolution process, filing a motion to close the Reorganization Case, and such other responsibilities as may be vested in the Reorganized Debtors pursuant to the Plan or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

         10.9 PRESERVATION OF RIGHTS OF ACTION. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under sections 544 through 551 or other sections of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. The Reorganized Debtors shall retain and may enforce their respective rights to object to Claims on any basis, including 11 U.S.C. Section 502(d). The Reorganized Debtors or any successor to or designee of any of them may pursue those rights of action, as appropriate, in accordance with what is in the best interests of the Reorganized Debtors or successors holding such rights of action.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 32

         10.10    OBJECTIONS TO CLAIMS.

                  a. PRIOR TO THE EFFECTIVE DATE. Pursuant to the terms of the Acquisition Agreement, the Debtors shall not, prior to the Effective Date, settle any Unsecured Claim without Weatherford's written consent. Moreover, upon written request from Weatherford, the Debtors shall file and prosecute Claims objections in the Reorganization Case. Subject to the foregoing, the Debtors and any party-in-interest may object to Claims prior to the Effective Date.

                  b. FROM AND AFTER THE EFFECTIVE DATE. Except as otherwise provided for with respect to applications of professionals for compensation and reimbursement of expenses under section 3.1(c)(ii) hereof, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Claims, shall be Filed and served upon the holder of such Claim or Administrative Claim not later than the later of (i) ninety (90) days after the Effective Date, and (ii) ninety (90) days after a proof of Claim or request for payment of such Administrative Claim is Filed, unless this period is extended by the Court. Such extension may occur ex parte. After the Effective Date, the Reorganized Debtors shall have the exclusive right to object to Claims.

         10.11    RELEASES.

                  a. On the Effective Date, the Reorganized Debtors, on their own behalf and as representatives of the Debtors' Estates, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, release unconditionally, and are hereby deemed to release unconditionally, each of the Debtors' present and former officers and directors, and the entities that elected such directors to the extent they are or may be liable for the actions or inactions of such officers or directors, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtors (before, on or after the Petition Date), the Reorganization Case, or the Plan; provided, however, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior.

                  b. On the Effective Date, the Reorganized Debtors, on their own behalf and as representatives of the Debtors' Estates, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, release unconditionally, and are hereby deemed to release unconditionally, the professional advisors who have performed services after the Petition Date on behalf of the Debtors, the Debtors' present and former officers and directors (collectively with the releases set out in paragraph 10.11(a), the "Releases"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act,

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 33
               omission, transaction, event or other occurrence taking place after the Petition Date up to the Effective Date, in any way relating to post-petition services performed relating to the Debtors (after the Petition Date), the Reorganization Case, or the Plan (collectively with the items set out in paragraph 10.11(a), the "Released Matters"); provided, however, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior.

               c. The Confirmation Order shall contain a permanent injunction to effectuate the releases granted herein.

         10.12 RETIREE BENEFITS. On or after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Company will continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

         10.13 EXEMPTION FROM STAMP AND SIMILAR TAXES. The issuance and transfer of the (i) Weatherford Common Stock to holders of Claims or Interests and (ii) the Reorganized Dailey International common stock to Weatherford shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C. Section 1146(c).

                                   ARTICLE XI

                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

         11.1 CONDITIONS TO EFFECTIVENESS. Except as expressly waived by the Debtors and Weatherford, the following conditions must occur and be satisfied on or before the Effective Date:

                  a. The Confirmation Order shall have been signed by the Court and duly entered on the docket for the Reorganization Case by the clerk of the Court in form and substance acceptable to the Debtors, the Creditors' Committee and Weatherford and, unless otherwise agreed to in writing by Weatherford, shall include, among other things, findings of fact and/or conclusions of law that:

                     i. approve the terms of the Acquisition Agreement and the Debtors' assumption pursuant to Bankruptcy Code Section 365, execution, delivery and performance of the Acquisition Agreement, the Technology Agreement, the Lawrence Leases, as modified by the Lawrence/Dailey Lease Modification Agreements, and all other agreements contemplated by the Acquisition Agreement;

                     ii. approve the sale of the Reorganized Dailey International common stock to Weatherford free and clear of all liens, claims, interests, rights of others and encumbrances of every kind;

                     iii. provide that Weatherford is a "good faith purchaser" of the Reorganized Daily International common stock;

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 34

                     iv. provide that Weatherford has acted in good faith with respect to the Acquisition Agreement pursuant to section 363(m) of the Bankruptcy Code;

                     v. enjoin and restrain all creditors of the Debtors from asserting any lien, claim, interest or encumbrance (other than any lien, claim, interest or encumbrance that cannot be removed under the Bankruptcy Code) that any of them has or had against the Reorganized Dailey International common stock or any of the assets of the Debtors;

                     vi. reserve the jurisdiction of the Bankruptcy Court to implement and enforce the Plan, the Acquisition Agreement, the Technology Agreement and the Lawrence/Dailey Lease Modification Agreements, as well as Weatherford's peaceful use and enjoyment of the assets of the Debtors after the Effective Date, free and clear of all liens, claims and encumbrances to the fullest extent permitted under the Bankruptcy Code;

                     vii. terminate the automatic stay under section 362 of the Bankruptcy Code to the extent necessary to permit Weatherford to enforce the terms of the Acquisition Agreement;

                     viii. release Weatherford and its post-closing affiliates, representatives, employees and agents from any claims related to or arising in the Reorganization Case through the Effective Date other than claims arising under the Acquisition Agreement;

                     ix. provide that the transfer of the Reorganized Dailey International common stock to Weatherford is exempt from any tax to the fullest extent permitted by section 1146 of the Bankruptcy Code;

                     x. provide that the issuance of Weatherford Common Stock pursuant to the Plan is exempt from registration under the Securities Act and all applicable state and local securities laws;

                     xi. provide, pursuant to section 1125(e) of the Bankruptcy Code, that Persons who have solicited acceptances or rejections of the Plan and/or participate in the offer, issuance, sale or purchase of securities offered or sold under the Plan have acted in good faith and in compliance with the provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

                  b. The Confirmation Order shall have become an Effective Confirmation Order and not have been stayed, modified, reversed or amended; and


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 35

                  c. The Acquisition Agreement shall not have been terminated and there shall be no fact, event, condition or circumstance that will impede or prevent the Closing and effectiveness of the Acquisition Agreement on the Effective Date.

         11.2 WAIVER OF CONDITIONS. The Debtors and Weatherford may waive any condition set forth in this Article XI at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.


                                   ARTICLE XII

                          EFFECTS OF PLAN CONFIRMATION

         12.1 DISCHARGE OF DEBTORS AND REORGANIZED DEBTORS AND INJUNCTION. The rights afforded in this Plan, including the issuance by Weatherford of Weatherford Common Stock to the holders of Claims or Interests, and the treatment of all Claims and Interests herein, shall be in exchange for and in reliance on the complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors-In-Possession, and the Reorganized Debtors and all of their affiliates, or any of their assets or properties. Except as otherwise provided in this Plan or the Confirmation Order: (i) on the Effective Date, the Debtors, the Reorganized Debtors, and all of their affiliates, shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against the Reorganized Debtors, their successors, their affiliates, or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors or the Reorganized Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against any of the Debtors or the Reorganized Debtors and their affiliates at any time obtained to the extent that it relates to a discharged Claim.

         Except as otherwise provided in this Plan or the Confirmation Order, on and after the Effective Date, all persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, any of their affiliates, successors or assignees, or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors, any of their affiliates, successors or assignees, or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, any of their affiliates, successors or assignees, or their respective properties; (iv) asserting any setoff, right of subrogation or recoupment of

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 36
any kind against any obligation due to the Debtors, the Reorganized Debtors, any of their affiliates, successors or assignees, or their respective properties; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

         12.2 REVESTING. On the Effective Date, the Reorganized Debtors will be vested with all the property of the respective Estates of the Debtors free and clear of all Claims and other interests of creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors-in-possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized Debtors may operate their businesses free of any restrictions imposed by the Bankruptcy Code or the Court.

         12.3 NO LIABILITY FOR SOLICITATION OR PARTICIPATION. As specified in section 1125(e) of the Bankruptcy Code, the Confirmation Order shall provide that Persons who have solicited acceptances or rejections of the Plan and/or participated in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

         12.4 LIMITATION OF LIABILITY. None of the Debtors, the Reorganized Debtors, Weatherford, the Creditors' Committee and its members, the Indenture Trustee, or the Senior Note Holders who entered into the voting agreement with the Debtor dated May 21, 1999, any of their affiliates nor any of their respective officers, directors, employees, members or agents, nor any professional Persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, the Acquisition Agreement or any contract, instrument, release or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any Creditors or Interest holders for actions taken or omissions made under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and in all respects such Persons will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing contained herein shall release any Exculpated Persons from their respective obligations under the Acquisition Agreement or any contract, instrument, release or other agreement or document created in connection with the Plan.

         12.5 OTHER DOCUMENTS AND ACTIONS. The Debtors, the
Debtors-In-Possession, and the Reorganized Debtors may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 37

         12.6 POST-CONSUMMATION EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS. Senior Notes, Old DII Class A Common Stock certificates, Old DII Class B Common Stock certificates, and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

         12.7 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Case pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.


                                  ARTICLE XIII

                       CONFIRMABILITY OF PLAN AND CRAMDOWN

         The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification; provided, however, that such right of the Debtors shall not in any manner affect, limit or modify the rights of Weatherford under the Acquisition Agreement, including, without limitation, the right of Weatherford to suspend or to withhold performance under the Acquisition Agreement in the event that such modification of the Plan results in the failure of any condition required to be satisfied pursuant to the Acquisition Agreement.


                                   ARTICLE XIV

                            RETENTION OF JURISDICTION

         14.1 RETAINED JURISDICTION. Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

                  a. Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim or Indenture Trustee expenses and the resolution of any and all objections to the allowance or priority of Claims or Interests;

                  b. Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                  c. Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 38

                  d. Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

                  e. Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors that may be pending on the Effective Date;

                  f. Hear, decide, resolve, and enforce any and all claims, rights and/or causes of action preserved to the Reorganized Debtors pursuant to section 10.9 of this Plan and section 1123(b) of the Bankruptcy Code, including, without limitation, any claims, rights or causes of action held by the Debtor or the Estates against any entity that arise under Chapter 5 of the Bankruptcy Code or any similar provisions of state law;

                  g. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement including, without limitation, Orders pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure;

                  h. Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan, the Acquisition Agreement, the Technology Agreement, the Lawrence/Dailey Lease Modification Agreements or any entity's obligations incurred in connection therewith;

                  i. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                  j. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation or enforcement of the Plan;

                  k. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                  l. Determine any other matters that may arise in connection with or relate to the Plan, the Acquisition Agreement, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; and

                  m. Enter an Order concluding the Reorganization Case.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 39

         14.2 ABSTENTION. If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         15.1 FRACTIONAL DOLLARS. Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim. Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).

         15.2 MODIFICATION OF PLAN. The Debtors reserve the right, in accordance with the Bankruptcy Code and the Acquisition Agreement, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors or Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         15.3 WITHDRAWAL OF PLAN. The Debtors reserve the right, at any time prior to entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtors revoke or withdraw the Plan under this section 15.3 or if the Effective Date does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other person, or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

         15.4 GOVERNING LAW. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or the Delaware General Corporation Law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

         15.5 TIME. In computing any period of time prescribed or allowed by this Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office

DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 40
inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than eight days, intermediate days that are not Business Days shall be excluded in the computation.

         15.6 PAYMENT DATES. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

         15.7 HEADINGS. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

         15.8 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         15.9 SEVERABILITY OF PLAN PROVISIONS. If prior to Confirmation any term or provision of the Plan, which does not govern the treatment of Claims or Interests or the conditions of the Effective Date or which is not governed by the terms of the Acquisition Agreement or documents related thereto, is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         15.10 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.


DEBTORS' JOINT PLAN OF REORGANIZATION                                    Page 41

Dated: May 28, 1999

DAILEY INTERNATIONAL, INC.


By:        /s/ JOHN BEARD
         --------------------------------
         John Beard
         Chief Financial Officer
         and Vice President


DAILEY ENERGY SERVICES, INC.


By:        /s/ JOHN BEARD
         --------------------------------
         John Beard
         Vice President


DAILEY INTERNATIONAL SALES CORPORATION


By:        /s/ JOHN BEARD
         --------------------------------
         John Beard
         Vice President


COLOMBIA PETROLEUM SERVICES CORPORATION


By:        /s/ JOHN BEARD
         --------------------------------
         John Beard
         Vice President


INTERNATIONAL PETROLEUM SERVICES, INC.


By:        /s/ JOHN BEARD
         --------------------------------
         John Beard
         Vice President



DEBTORS' JOINT PLAN OF REORGANIZATION

DAILEY ENVIRONMENTAL REMEDIATION TECHNOLOGIES, INC.


By:        /s/ JOHN BEARD
         --------------------------------
         John Beard
         Vice President


DAILEY WORLDWIDE SERVICES CORPORATION


By:        /s/ JOHN BEARD
         --------------------------------
         John Beard
         Vice President


AIR DRILLING INTERNATIONAL, INC.


By:        /s/ JOHN BEARD
         --------------------------------
         John Beard
         Vice President


AIR DRILLING SERVICES, INC.


By:        /s/ JOHN BEARD
         --------------------------------
         John Beard
         Vice President





DEBTORS' JOINT PLAN OF REORGANIZATION

HAYNES AND BOONE, L.L.P.                    YOUNG, CONAWAY, STARGATT & TAYLOR
Suite 3100                                  11th Floor, Rodney Square North
901 Main Street                             P. O. Box 391
Dallas, Texas 75201-3714                    Wilmington, Delaware 19899-0391
Telephone:  (214) 651-5000                  Telephone:  (302) 571-6600
Telecopy:   (214) 651-5940                  Telecopy:   (302) 571-1253


 /s/ ROBERT D. ALBERGOTTI                    /s/ LAURA DAVID JONES
--------------------------------------      ------------------------------------
Robert D. Albergotti                        Laura Davis Jones (No. 2436)
Stephen M. Pezanosky                        Michael Nestor (No. 3526)

            PROPOSED CO-COUNSEL TO DEBTORS AND DEBTORS-IN-POSSESSION


DEBTORS' JOINT PLAN OF REORGANIZATION